Exhibit 10.10

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT ("Agreement") is entered into as of this 30th day of September, by and among SMITH-MIDLAND CORPORATION, a Delaware corporation (the "Company"), and RODNEY I. SMITH (the "Executive").

         WHEREAS, the Executive is currently employed as President and Chief Executive Officer of the Company;

         WHEREAS, the parties hereto wish to enter into the arrangements set forth herein with respect to the terms and conditions of the Executive's continued employment with the Company from and after the date first written above.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Employment Agreement. On the terms and conditions set forth in this Agreement, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company for the Employment Period set forth in Section 2 hereof and in the position and with the duties set forth in Section 3 hereof. Terms used herein with initial capitalization are in some cases defined in
Section 21 below. This Agreement shall be effective as of the first date written above (the "Effective Date"), and shall replace and supersede any employment agreement between the Executive and the Company (the "Current Agreement").

         2. Term. Unless earlier terminated pursuant to Section 8, the term of the Executive's employment hereunder shall commence on the Effective Date and shall conclude on the fourth anniversary of the Effective Date (the "Employment Period"); provided, however, that commencing on the date one year after the Effective Date, and on each annual anniversary of the Effective Date thereafter, the Employment Period shall automatically be extended for one additional year, unless either party gives written notice, no less than 30 days prior to the anniversary date, to the other party that it no longer wishes such automatic extensions to continue (a "Notice of Non-Renewal").

         3. Position and Duties. The Executive shall serve as President and Chief Executive Officer of the Company during the Employment Period, and shall serve as a member of the Board during the Employment Period. As the President and Chief Executive Officer of the Company, the Executive shall render executive, policy and other management services to the Company of the type customarily performed by persons serving in a similar capacity and as reasonably determined by the Board with regard to the Executive's status and position within the Company. It is also contemplated that the Executive will engage in the development of new, and/or enhancement of existing, products or technologies of the Company. The Executive shall devote the Executive's reasonable best efforts to the performance of the Executive's duties hereunder and the advancement of the business and affairs of the Company during the Employment Period (provided that the Executive may devote time to managing his personal investments and to charitable and community activities, and, with the consent of the Board, take up other offices and positions during the Employment Period).

         4. Place of Performance. During the Employment Period, the Executive's primary place of employment and work location shall be Midland, Virginia, except for reasonable travel on Company business and as otherwise consented to by the Executive.

         5. Compensation.

         (a) Base Salary. The Company initially shall pay to Executive an annual base salary (the "Base Salary") of $99,000. The Base Salary shall be reviewed by the Board no less frequently than annually and may be increased (but not decreased) at the discretion of the Board. If the Executive's Base Salary is increased, the increased amount shall be the Base Salary for the remainder of the Employment Period. The Base Salary shall be payable monthly or in such other installments as shall be consistent with the Company's payroll procedures in effect from time to time.

         (b) Royalties.

         (i) In addition to the Base Salary, commencing on the Effective Date, the Company shall pay to the Executive an annual royalty fee (the "Royalty") of $99,000. The Royalty shall be in consideration for the Executive's assignment, and/or future obligation to assign, to the Company all of his rights, title and interest in and to all of the Patents described in Section 5(b)(ii) hereof. The Royalty shall be payable monthly. Payment of the Royalty shall continue for so long as the Company is using the inventions underlying the non-expired Patents and shall survive the Employment Term.

         (ii) The "Patents" shall include (A) all Patents owned by the Executive for inventions created by the Executive subsequent to the Company's initial public offering and on or before the Effective Date and used by the Company; such Patents shall be assigned by the Executive to the Company reasonably promptly after the Effective Date, and (B) all future Patents for inventions created by the Executive during the Employment Period which shall be assigned by the Executive to the Company upon the mutual determination by the Executive and the Company that such inventions underlying the Patents are beneficial or appropriate for use by the Company. The Executive shall take such actions, at the cost of the Company, as reasonably requested by the Company to effectuate the intent of this Section.

         (c) Bonus. During the Employment Period, the Company shall pay to the Executive bonuses as follows (the "Bonus"): (i) an annual performance bonus in an amount determined at the discretion of the Board for each calendar year and
(ii) a quarterly bonus in an amount ($27,000) equal to one-twentieth (1/20) of the current outstanding principal balance of the loan made by the Company to the Executive in the aggregate amount of $540,000 (the "Loan"), and the unpaid interest accrued thereon during such quarter, and a cash amount which reimburses the Executive for the federal, state and local taxes (including as a result of the payment of this cash amount, but deducting any savings from deducting state and local taxes for federal tax purposes) payable by the Executive as a result of the bonus payable pursuant to this subparagraph (ii). The payment of the Bonuses that are equal to one-twentieth (1/20) of the Loan and the quarterly interest thereon shall be paid in the form of foregiveness of such principal and interest. Once the Loan has been fully repaid, no further Bonus under subparagraph (ii) shall be payable.

         (d) Benefits. During the Employment Period, the Executive will be entitled to all employee benefits and perquisites (including health, welfare, life insurance, pension and incentive plans and other arrangements) made available to similarly situated executives of the Company. Nothing contained in this Agreement shall prevent the Company from terminating plans, changing carriers or from effecting modifications in employee benefits coverage for the Executive as long as such modifications are Company-wide modifications that affect all similarly situated employees of the Company. The Company shall reimburse the Executive for costs incurred by the Executive for medical or dental expenses to the extent such expenses are not covered by the medical or dental insurance offered by the Corporation.

         (e) Vacation; Holidays. During the Employment Period, the Executive shall be entitled to all public holidays observed by the Company and to four (4) weeks paid vacation per annum.

         (f) Withholding Taxes and Other Deductions. To the extent required by law, the Company shall withhold from any payments due to the Executive under this Agreement any applicable federal, state or local taxes and such other deductions as are prescribed by law.

         6. Expenses. The Executive is expected and is authorized, subject to the business expense policies as determined by the Board, to incur reasonable expenses in the performance of his duties hereunder, including the costs of entertainment, travel and similar business expenses. The Company shall promptly reimburse the Executive for all such expenses upon periodic presentation by the Executive of an accounting of such expenses.

         7. Confidentiality.

         (a) The Executive agrees to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to his employment, any trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, techniques, methods, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which the Executive may produce, obtain or otherwise acquire during the course of his employment, unless and to the extent that the aforementioned matters become generally known to the public other than as a result of the Executive's acts or omissions and except as required by law or a court of competent jurisdiction. The Executive further agrees not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company.

         (b) Enforcement. The Executive acknowledges that the restrictions contained in this Section 7 are reasonable and necessary, in view of the nature of the Company's business, in order to protect the legitimate interests of the

Company, and that any violation thereof would result in irreparable injury to the Company. Therefore, the Executive agrees that in the event of a breach or threatened breach by the Executive of the provisions of this Section 7, the Company shall be entitled to obtain from any court of competent jurisdiction, preliminary or permanent injunctive relief restraining the Executive from disclosing or using any such confidential information. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including, without limitation, recovery of damages from the Executive.

         8. Termination of Employment. Any termination of the Employment Period by the Company or the Executive shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon, if any, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employment Period under the provision so indicated. Termination of the Employment Period shall take effect on the Date of Termination. The Employment Period shall be terminated under the following circumstances:

         (a) Death. The Employment Period shall terminate upon the Executive's death;

         (b) By the Company. The Company may terminate the Employment Period (i) if the Executive shall have been unable to perform all of the Executive's duties hereunder by reason of illness, physical or mental disability or other similar incapacity, which inability shall continue for more than six consecutive months, or any nine months in a twelve-month period (a "Disability"); or (ii) with or without Cause;

         (c) By the Executive. The Executive may terminate the Employment Period
(i) at any time for Good Reason or without Good Reason; or (ii) within six (6) months of his becoming aware of a Change of Control of the Company; or

         (d) Non-Renewal. The Employment Period may terminate pursuant to the terms of Section 2.

         9. Compensation upon Termination.

         (a) Death. If the Employment Period terminates as a result of the Executive's death, the Company shall promptly pay to the Executive's estate, or as may be directed by the legal representatives of such estate, after the Date of Termination as a lump sum payment an amount equal to one times the combined Base Salary and Bonus paid to the Executive pursuant to Sections 5(a) and (c) hereof during the immediately preceding full calendar year preceding the Date of Termination, as well as any accrued but unpaid Base Salary and Bonus through the Date of Termination, and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination including in connection with any fringe benefits pursuant to Section 5(d) hereof. In addition, upon the Date of Termination, the outstanding principal balance of the Loan, and any accrued interest thereon, shall be forgiven in full, and the Company shall make a cash payment to the Executive's estate equal to the federal, state and local taxes payable as a result of the forgiveness (including as a result of this cash payment, but deducting any tax savings as a result of deducting state and local taxes for federal tax purposes). The Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to Section 5(b) hereof and any employee benefit plan and any life insurance, death in service or other equivalent policy for the benefit of the Executive).

         (b) Disability. If the Company terminates the Employment Period because of the Executive's Disability, the Company shall promptly pay to the Executive after the Date of Termination the Executive's Base Salary and Bonus pursuant to Sections 5(a) and (c) hereof at the time and in the manner provided for herein for a period of one (1) year commencing on the Date of Termination, any accrued but unpaid Base Salary and Bonus through the Date of Termination, and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination including in connection with any fringe benefits pursuant to Section 5(d) hereof. In addition, upon the Date of Termination, the outstanding principal balance of the Loan, and any accrued interest thereon, shall be forgiven in full, and the Company shall make a cash payment to the Executive equal to the federal, state and local tax payable as a result of the forgiveness (including as a result of this cash payment, but deducting any tax savings as a result of deducting state and local tax for federal tax purposes). The Company shall have no further obligations to the Executive under this Agreement or otherwise (other than pursuant to Section 5(b) hereof and any employee benefit plan and any disability or other medical insurance policy for the benefit of the Executive).

         (c) By the Company for Cause; By the Executive Without Good Reason. If the Company terminates the Employment Period for Cause or if the Executive terminates the Employment Period without Good Reason, the Company shall promptly pay to the Executive after the Date of Termination any accrued but unpaid Base Salary and Bonus pursuant to Sections 5(a) and (c) through the Date of Termination and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination including in connection with any fringe benefits pursuant to Section 5(d) hereof. The Company shall have no further obligations to the Executive under this Agreement (other than pursuant to Section 5(b) hereof).

         (d) By the Company Without Cause; By the Executive for Good Reason. If the Company terminates the Employment Period other than for Cause, Disability or death, or the Executive terminates the Employment Period for Good Reason, the Company shall promptly pay to the Executive after the Date of Termination as a lump sum payment an amount equal to three (3) times the combined Base Salary and Bonus paid to the Executive pursuant to Sections 5(a) and (c) during the immediately preceding full calendar year preceding the Date of Termination, as well as any accrued but unpaid Base Salary and Bonus through the Date of Termination, and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination. The Company shall also continue to provide benefits pursuant to Section 5(d) hereof to the Executive for a two year period commencing on the Date of Termination (or, to the extent such benefits cannot be provided, the Company shall make a cash payment to the Executive in an amount sufficient (on an after tax basis) to allow the Executive to obtain comparable benefits for such period), unless and until the Executive receives any such or similar benefits while employed in any capacity by any other employer during such two year period. In addition, all unvested options to purchase Company stock and shares of restricted Company stock held by the Executive shall become fully vested and, in the case of options, fully exercisable on the date of Date of Termination, and the Executive shall be entitled to exercise all such options for three years following the Date of Termination. Other than as set forth herein, the Company shall have no further obligations to the Executive under this Agreement or otherwise (except pursuant to Section 5(b) hereof and any employee benefit plans and as otherwise set forth in this Agreement).

         (e) Change of Control. If the Executive terminates the Employment Period within six (6) months of his becoming aware of a Change of Control of the Company, Executive shall have the right to immediately after the Date of Termination receive as a lump sum payment an amount equal to three (3) times the amount of the five year average of the Executive's combined total annual compensation as reported by the Company for federal income tax purposes, which includes the Base Salary and Bonus paid by the Company pursuant to Sections 5(a) and (c) hereof, less one dollar ($1.00), and all other unpaid amounts, if any, which the Executive has accrued and is entitled to as of the Date of Termination. The Company shall also continue to provide benefits pursuant to
Section 5(d) hereof to the Executive for a two year period commencing on the Date of Termination (or, to the extent such benefits cannot be provided, the Company shall make a cash payment to the Executive in an amount sufficient (on an after tax basis) to allow the Executive to obtain comparable benefits for such period), unless and until the Executive receives any such or similar benefits while employed in any capacity by any other employer in any capacity by any other employer during such two year period. In addition, all unvested options to purchase Company stock and shares of restricted Company stock held by the Executive shall become fully vested and, in the case of options, fully exercisable on the date of Date of Termination, and the Executive shall be entitled to exercise all such options for three years following the Date of Termination. Other than as set forth herein, the Company shall have no further obligations to the Executive under this Agreement or otherwise (except pursuant to Section 5(b) hereof and any employee benefit plans and as otherwise set forth in this Agreement).

         (f) No Excise Tax. If the Executive is to receive any payment or benefit from the Company pursuant to the Section 9 which would subject any of the payments or benefits to the Executive to the excise tax imposed by Section 4999 (or any successor section) of the Internal Revenue Code of 1986, as amended (the "Code"), the amount payable shall be reduced by the least amount necessary to avoid such tax. The Company shall have no obligation hereunder to make any payment or provide any benefit to Executive after the payment of the a required severance payment which would subject any of such payments or benefits to the excise tax imposed by Section 4999 of the Code.

         10. Noncompetition and Nonsolicitation.

         (a) Noncompetition. The Executive acknowledges that in the course of his employment with the Company and its Affiliates, he has and will continue to become familiar with the trade secrets of, and other confidential information concerning, the Company and its Affiliates, that the Executive's services will be of special, unique and extraordinary value to the Company and its Affiliates and that the Company's ability to accomplish its purposes and to successfully pursue its business plan and compete in the marketplace depends substantially on the skills and expertise of the Executive. Therefore, and in further consideration of the compensation being paid to the Executive hereunder, the

Executive agrees that, during the Employment Period and for a period of one year following Executive's termination of employment with the Company for any reason (the "Restricted Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Affiliates, in any country where the Company or its Affiliates conducts business; provided, however, that passive investments amounting to no more than three percent of the voting equity of a business shall not be prohibited hereby.

         (b) Nonsolicitation. During the Restricted Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Affiliate to leave the employ of the Company or such Affiliate, or in any way willfully interfere with the relationship between the Company or any Affiliate and any employee thereof; or
(ii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any Affiliate to cease doing business with the Company or such Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any Affiliate.

         (c) Enforcement. If, at the time of enforcement of this Section 10, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law. If the provisions of this Section 10 shall be deemed illegal by any jurisdiction, the provisions in this Section 10 shall be deemed ineffective within such jurisdiction. Because the Executive's services are unique and because the Executive has access to confidential information, the parties hereto agree that money damages would be an inadequate remedy for any breach of any provision of this Agreement. Therefore, in the event of a breach or threatened breach by the Executive of any provision of this Agreement, the Company may, in addition to other rights and remedies existing in its favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

         11. Notices. All notices, demands, requests or other communications required or permitted to be given or made hereunder shall be in writing and shall be delivered, telecopied or mailed by first class registered or certified mail, postage prepaid, addressed as follows:

         (a) If to the Company:

             Smith-Midland Corporation
             5119 Catlett Road
             Route 28, P.O. Box 300
             Midland, Virginia 22728
             Fax: (540) 439-1232
             Attention: Chief Financial Officer

             With a copy to:

             Kaufman & Moomjian, LLC
             50 Charles Lindbergh Blvd., Suite 206
             Mitchel Field, New York 11553
             Fax: (516) 222-5110
             Attention: Gary T. Moomjian, Esq.

         (b) If to the Executive:

             Rodney I. Smith
             [______________]
             [______________]

         or, at the address on the books and records of the Company at the time of such notice, or to such other address as may be designated by either party in a notice to the other. Each notice, demand, request or other communication that shall be given or made in the manner described above shall be deemed sufficiently given or made for all purposes three days after it is deposited in the U.S. mail, postage prepaid, or at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the answer back or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         12. Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of the other provisions of this Agreement, which shall remain in full force and effect.

         13. Survival. It is the express intention and agreement of the parties hereto that the provisions of Sections 5(b), 7, 9, 10 and 11 hereof shall survive the termination of employment of the Executive. In addition, all obligations of the Company to make payments hereunder shall survive any termination of this Agreement on the terms and conditions set forth herein.

         14. Assignment. The rights and obligations of the parties to this Agreement shall not be assignable or delegable, except that (i) in the event of the Executive's death, the personal representative or legatees or distributees of the Executive's estate, as the case may be, shall have the right to receive any amount owing and unpaid to the Executive hereunder; and (ii) the rights and obligations of the Company hereunder shall be assignable and delegable in connection with any subsequent merger, consolidation, sale of all or substantially all of the assets of the Company and any similar event with respect to any successor corporation.

         15. Binding Effect. Subject to any provisions hereof restricting assignment, this Agreement shall be binding upon the parties hereto and shall inure to the benefit of the parties and their respective heirs, devisees, executors, administrators, legal representatives, successors and assigns.

         16. Amendment; Waiver. This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by the parties hereto. Neither the waiver by either of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall thereafter be construed as a waiver of any subsequent breach or default of a similar nature, or as a waiver of any such provisions, rights or privileges hereunder.

         17. Headings. Section and subsection headings contained in this Agreement are inserted for convenience of reference only, shall not be deemed to be a part of this Agreement for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

         18. Governing Law. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Virginia (but not including the choice of law rules thereof).

         19. Entire Agreement. This Agreement constitutes the entire agreement between the parties respecting the employment of the Executive and supersedes the Current Agreement upon commencement of the Employment Period, there being no representations, warranties or commitments between the parties except as set forth herein.

         20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

         21. Definitions

         "Affiliates" means any entity directly or indirectly controlling or controlled by or under common control with the Company. For purposes of this definition, "control" means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meaning correlative to the foregoing.

         "Board" means the board of directors of the Company.

         "Cause" means (a) the willful and continued failure of the Executive to perform substantially the Executive's duties (as contemplated by Section 3) with the Company or any Affiliate company (other than any such failure resulting from incapacity due to physical or mental illness or following the Executive's delivery of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

         (b) the willful engaging by the Executive in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act, or failure to act, on the part of the Executive shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interest of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board (excluding the Executive, if the Executive is a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel for the Executive, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in (i) or (ii) above, and specifying the particulars thereof in detail.

         "Change of Control" means:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (or any successor sections or rules to such Sections or Rule) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Agreement, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company (unless a "reverse acquisition" of the Company), (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliates or (iv) any acquisition by any corporation pursuant to a transaction that complies with subparagraphs
(c)(i), (c)(ii) and (c)(iii).

         (b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

         (c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries (each, a "Business Combination"), in each case unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         "Date of Termination" means (i) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death; (ii) if the Executive's employment is terminated because of the Executive's Disability, thirty days after Notice of Termination, provided that the Executive shall not have returned to the performance of the Executive's duties on a full-time basis during such thirty-day period; (iii) if the Executive's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; or
(iv) if the Executive's employment is terminated during the Employment Period for any other reason, the date on which Notice of Termination is given.

         "Good Reason" means, in the absence of a written consent of the
Executive: (i) the assignment to the Executive (other than an isolated, insubstantial or inadvertent assignment not occurring in bad faith) of any duties inconsistent with, or material reduction in or material change of, the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement and which is not remedied by the Company within ten days after receipt of notice thereof given by the Executive; (ii) any failure by the Company to comply with any of the provisions of Section 5 of this Agreement, other than an isolated, insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company within ten days after receipt of notice thereof given by the Executive; (iii) the Company's requiring the Executive to be based at any office or location more than thirty miles from that identified in Section 4 hereof; or (iv) the Company's delivery of a Notice of Non-Renewal to the Executive. Any good faith determination of Good Reason made by the Executive shall be conclusive. The Executive's mental or physical incapacity following the occurrence of an event described above in clauses (i) through (iv) shall not affect the Executive's ability to terminate employment for Good Reason.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Agreement to be duly executed on their behalf, as of the day and year first hereinabove written.

                             SMITH-MIDLAND CORPORATION


                             By: /s/ Rodney I. Smith
                                 -----------------------------------------------
                                   Name:       Rodney I. Smith
                                   Title:      President



                                    /s/  Rodney I Smith
                             ---------------------------------------------------
                                              RODNEY I. SMITH

                            Smith-Midland Corporation
                                                   P.O. Box 300
                             Midland, Virginia 22728
                                        (540) 439-3266 Metro (703) 323-5533
                               Fax (540) 439-1232




September 20, 2002


The undersigned members of the Compensation Committee of the Board of Directors of Smith-Midland Corporation of Midland, Virginia, have reviewed and approved the September 30, 2002, Employment Agreement of Rodney I. Smith, the company President, and recommend its approval to the full Board of Smith- Midland. It is duly noted that Mr. Smith has not received a raise in his base pay since 1996.


Wes Taylor, Vice President, Director            /s/ Wes Taylor
                                              ----------------------------------

Andy Kavounis, Director                         /s/ Andy Kavounis
                                              ----------------------------------
                                                                        10-11-02






                        Manufacturers of ERSI-SET(C) Precast Products

                            Smith-Midland Corporation
                                  P.O. Box 300
                             Midland, Virginia 22728
                       (540) 439-3266 Metro (703) 323-5533
                               Fax (540) 439-1232




September 20, 2002


The undersigned members of the Board of Directors of Smith-Midland Corporation of Midland, Virginia, have received the recommendation of the Board of Directors Compensation Committee regarding the September 30, 2002, Employment Contract of Rodney I. Smith, President. It is duly noted that Mr. Smith has not received a base pay raise since 1996.


Rodney I. Smith, President, Director              /s/ Rodney I. Smith
                                                --------------------------------

Wes Taylor, Vice President, Director              /s/ Wes Taylor
                                                --------------------------------

Ashley Smith, Vice President, Director            /s/ Ashley Smith
                                                --------------------------------

Andy Kavounis, Director                           /s/ Andy Kavounis
                                                --------------------------------
                                                                    10-11-02






                            Manufacturers of ERSI-SET(C) Precast Products